UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-4928	DUKE ENERGY CAROLINAS, LLC (a North Carolina limited liability company) (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0205520
1-3382	DUKE ENERGY PROGRESS, LLC (a North Carolina limited liability company) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

On June 10, 2016, Duke Energy Corporation (the “Corporation”), Piedmont Natural Gas Company, Inc. (“Piedmont”) and the Public Staff — North Carolina Utilities Commission (the “Public Staff”) filed an Agreement and Stipulation of Settlement (the “Settlement”) with the North Carolina Utilities Commission (the “NCUC”) in connection with the Corporation’s proposed acquisition of Piedmont pursuant to which the Public Staff agreed that the acquisition will have no adverse impact on customer bills or service, is justified and meets the standard for approval by the NCUC.

Pursuant to the Settlement, the parties also agreed to the following terms and conditions, among others, upon the closing of the acquisition:

•               Piedmont’s customer bills in North Carolina collectively will decrease by $10 million, spread over the first two years after the closing of the acquisition, in order for Piedmont customers to benefit from Piedmont-related cost savings generated by the acquisition.  In North Carolina, Piedmont has approximately 655,000 residential customers, 69,000 commercial business customers and 1,000 industrial and other customers.

•               Duke Energy Carolinas, LLC, Duke Energy Progress, LLC and Piedmont (together, the “Companies”), will make aggregate annual charitable contributions totaling at least $17.5 million in North Carolina during each of the four years after the closing of the acquisition.

•               Together the Companies will commit $7.5 million for low-income household energy assistance and community job training programs during the first year after the closing of the acquisition.

•               Certain expenses related to the acquisition, including severance costs and investment banker and legal fees for transaction structuring, will be excluded from customer bills.

•               The Corporation and Piedmont will be subject to a Code of Conduct, specific to the acquisition, in order to, among other things, safeguard that customers will continue to benefit from competitive natural gas prices.

Piedmont’s shareholders previously approved its acquisition by the Corporation, and the Federal Trade Commission has granted early termination of the 30-day waiting period under the federal Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Corporation and Piedmont have also received prior approval of the Tennessee Regulatory Authority, contingent upon the approval of the NCUC. The Corporation and Piedmont have also formally notified the Public Service Commission of South Carolina (the “PSCSC”) about the acquisition and provide updates to the PSCSC regarding the review by the NCUC.

The NCUC has scheduled hearings on the proposed acquisition on July 18, 2016.  The parties seek to close the acquisition, subject to NCUC approval, by the end of 2016.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: June 10, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY CAROLINAS, LLC

Date: June 10, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

DUKE ENERGY PROGRESS, LLC

Date: June 10, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Secretary